AEROFLEX ANNOUNCES FOURTH QUARTER AND FULL YEAR FISCAL 2011 RESULTS

Record Fourth Quarter and Annual Revenue, Non-GAAP Operating Income and Adjusted EBITDA

PLAINVIEW, New York — August 18, 2011 — Aeroflex Holding Corp. ("Aeroflex") (NYSE: ARX), a leading global provider of microelectronic components and test and measurement equipment, today announced its financial results for the fourth quarter and full year of fiscal 2011.

Net sales increased 4.7% from the fourth quarter of fiscal 2010 to a new quarterly record of $198.7 million.  Sales from the AMS segment were strong, offsetting the weakness in the ATS business from products that did not ship.  Non-GAAP operating income increased 11.2% from the fourth quarter of fiscal 2010 to $53.2 million, also a new quarterly record.  Adjusted EBITDA also reached a new quarterly record of $57.9 million, a 10.5% increase from the fourth quarter of fiscal 2010.

Net sales, Non-GAAP operating income and Adjusted EBITDA also reached full fiscal year records as sales increased 11.4% to $729.4 million, Non-GAAP operating income increased 11.9% to $164.8 million and Adjusted EBITDA increased 10.6% to $183.7 million.

“Our annual performance was exceptional despite the disappointment with our ATS business in the fourth quarter,” said Len Borow, Chief Executive Officer. “We achieved double digit growth in sales, Non-GAAP operating income and Adjusted EBITDA in fiscal 2011.  Fourth quarter gross margins were extremely strong and contributed to a 120 basis point improvement to 53.9% for the full year of fiscal 2011.  This quarter, in a key growth market, we received the first significant order from a major global manufacturer of wireless infrastructure equipment for next generation LTE(A) products.  This order demonstrates our ability to continue to innovate and develop key products that are essential for us to continue our market leadership into LTE(A).  As we prepare to enter a challenging year due to the uncertainty in the U.S. Government budget and the world economy, we have rededicated ourselves to maintaining market leadership positions, building upon our product portfolio and strengthening our partnerships with customers.”

The following tables present selected financial information for the three and twelve months ended June 30, 2011 and 2010 prepared in accordance with generally accepted accounting principles (“GAAP”) and on a basis other than GAAP (“Non-GAAP”). The full fiscal year 2011 Non-GAAP effective tax rate based on Aeroflex’s geographic mix of Non-GAAP pre-tax income is 31%.  This rate was applied to Aeroflex’s Non-GAAP pre-tax income for the three and twelve month periods ended June 30, 2011 and 2010.  A reconciliation between GAAP and Non-GAAP amounts is presented at the end of this press release.

	Selected GAAP Results
	(In thousands, except per share data)
	Three Months		Year
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Net sales	$198,685	$189,758	$729,414	$655,048

Gross profit	111,076	100,954	392,100	342,985
Gross margin	55.9%	53.2%	53.8%	52.4%

Operating income	30,031	28,796	52,715	67,974

Net income (loss)	$(21,575)	$16,032	$(34,668)	$(12,269)

Net income (loss) per common share - basic	$(0.25)	$0.25	$(0.45)	$(0.19)

Weighted average number of common shares outstanding - basic	84,789	65,000	77,153	65,000

	Selected Non-GAAP Results
	(In thousands, except per share data)
	Three Months		Year
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Net sales	$198,773	$189,788	$729,571	$655,173

Gross profit	111,154	101,555	393,366	345,020
Gross margin	55.9%	53.5%	53.9%	52.7%

Operating income	53,205	47,857	164,844	147,323

Net income	$29,900	$19,461	$71,283	$47,444

Net income per common share - basic	$0.35	$0.30	$0.92	$0.73

Weighted average number of common shares outstanding - basic	84,789	65,000	77,153	65,000

Adjusted EBITDA	$57,860	$52,351	$183,698	$166,130

Business Outlook

For the full fiscal year ending June 30, 2012, Aeroflex expects net sales to be between $790 million and $830 million, Adjusted EBITDA to be between $187 million and $203 million, and Non-GAAP net income per share to be between $1.09 and $1.22.  For the fiscal first quarter ending September 30, 2011, Aeroflex expects net sales to be between $160 million and $165 million, Adjusted EBITDA to be between $24 million and $27 million, and Non-GAAP net income per share to be between $0.09 and $0.11.  The range of expected Non-GAAP net income per share was calculated using a Non-GAAP effective tax rate of 31%.

Non-GAAP Presentation

This press release contains Non-GAAP financial measures that are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures: (i) are not based on any comprehensive set of accounting rules or principles; and (ii) have limitations in that they do not reflect all of the amounts associated with Aeroflex's results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate Aeroflex's results of operations in conjunction with the corresponding GAAP measures.

Aeroflex believes that the presentation of Non-GAAP financial measures, when shown in conjunction with the corresponding GAAP measures, provides useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations because they exclude certain non-cash charges or items that management does not believe are reflective of its ongoing operating results when assessing the performance of its business.

Aeroflex believes that these Non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among its peer companies. However, its peer companies may calculate similar Non-GAAP financial measures differently than Aeroflex, limiting the information’s usefulness as comparative measures.

Webcast and Conference Call Information

Aeroflex will host a live webcast and conference call at 8:15 a.m. eastern standard time on Thursday, August 18th during which management will discuss the financial results.  To participate in the live webcast, please visit the events page of the website located at http://ir.aeroflex.com. Please plan to join five to ten minutes before the start of the webcast to facilitate a timely connection. If you are unable to participate and would like to hear a replay of the call, an audio replay of the webcast will be available on the Aeroflex website for approximately 90 days or can be accessed telephonically for domestic callers at (888) 286-8010 or internationally at (617) 801-6888 with pass code 65308436.

About Aeroflex

Aeroflex Holding Corp. is a leading global provider of microelectronic components and test and measurement equipment used by companies in the space, avionics, defense, commercial wireless communications, medical and other markets.

Forward-looking Statements

All statements other than statements of historical fact included in this press release regarding Aeroflex’s business strategy and plans and objectives of its management for future operations are forward-looking statements.  When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements.  Such forward-looking statements are based on the current beliefs of Aeroflex’s management, as well as assumptions made by and information currently available to its management.  Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, adverse developments in the global economy; changes in government spending; dependence on growth in customers’ businesses; the ability to remain competitive in the markets Aeroflex serves; the inability to continue to develop, manufacture and market innovative, customized products and services that meet customer requirements for performance and reliability; any failure of suppliers to provide raw materials and/or properly functioning component parts; the  termination of key contracts, including technology license agreements, or loss of key customers; the inability to protect intellectual property; the failure to comply with regulations such as International Traffic in Arms Regulations and any changes in regulations; the failure to realize anticipated benefits from completed acquisitions, divestitures or restructurings, or the possibility that such acquisitions, divestitures or restructurings could adversely affect Aeroflex; the loss of key employees; exposure to foreign currency exchange rate risks; and terrorist acts or acts of war.   Such statements reflect the current views of management with respect to the future and are subject to these and other risks, uncertainties and assumptions. Aeroflex does not undertake any obligation to update such forward-looking statements.  Any projections in this release are based on limited information currently available to Aeroflex, which is subject to change.  Although any such projections and the factors influencing them will likely change, Aeroflex will not necessarily update the information, since Aeroflex will only provide guidance at certain points during the year.

Contact:
Andrew Kaminsky
Aeroflex Holding Corp.
(516) 752-6401
andrew.kaminsky@aeroflex.com

Aeroflex Holding Corp. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data )

	June 30,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$66,278	$100,663
Accounts receivable, less allowance for doubtful accounts of $1,210 and $1,821	168,141	141,595
Inventories	186,370	126,568
Deferred income taxes	51,855	28,018
Prepaid expenses and other current assets	10,044	10,983
Total current assets	482,688	407,827

Property, plant and equipment, net of accumulated depreciation of $82,581 and $60,755	105,162	101,662
Non-current marketable securities, net	-	9,769
Deferred financing costs, net	15,289	20,983
Other assets	29,000	21,818
Intangible assets with definite lives, net	183,614	238,313
Intangible assets with indefinite lives	114,730	109,894
Goodwill	465,443	445,874

Total assets	$1,395,926	$1,356,140

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$7,635	$21,817
Accounts payable	48,737	28,803
Advance payments by customers and deferred revenue	25,859	30,741
Income taxes payable	8,371	4,615
Accrued payroll expenses	22,063	23,082
Accrued expenses and other current liabilities	45,772	58,817
Total current liabilities	158,437	167,875

Long-term debt	717,750	880,030
Deferred income taxes	117,150	138,849
Defined benefit plan obligations	5,539	5,763
Other long-term liabilities	13,526	12,639
Total liabilities	1,012,402	1,205,156

Stockholders' equity:
Preferred stock, par value $.01 per share; 50,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, par value $.01 per share; 300,000,000 shares authorized; 84,789,180 and 65,000,000 shares issued and outstanding	848	650
Additional paid-in capital	644,262	398,291
Accumulated other comprehensive income (loss)	(32,536)	(53,575)
Accumulated deficit	(229,050)	(194,382)
Total stockholders' equity	383,524	150,984

Total liabilities and stockholders' equity	$1,395,926	$1,356,140

Aeroflex Holding Corp. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,
	2011	2010

Net sales	$198,685	$189,758
Cost of sales	87,609	88,804
Gross profit	111,076	100,954

Selling, general and administrative costs	39,475	35,872
Research and development costs	21,611	20,869
Amortization of acquired intangibles	15,966	15,388
Restructuring charges	3,993	29
	81,045	72,158
Operating income	30,031	28,796

Other income (expense):
Interest expense	(10,401)	(20,676)
Loss on extinguishment of debt and write-off of deferred financing costs	(34,217)	-
Gain from a bargain purchase of a business	-	3,993
Other income (expense), net	(249)	(169)
Total other income (expense)	(44,867)	(16,852)

Income (loss) before income taxes	(14,836)	11,944
Provision (benefit) for income taxes	6,739	(4,088)

Net income (loss)	$(21,575)	$16,032

Net income (loss) per common share - basic	$(0.25)	$0.25

Weighted average number of common shares outstanding - basic	84,789	65,000

Aeroflex Holding Corp. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

	Years Ended June 30,
	2011	2010

Net sales	$729,414	$655,048
Cost of sales	337,314	312,063
Gross profit	392,100	342,985

Selling, general and administrative costs	152,709	128,860
Research and development costs	90,088	76,155
Amortization of acquired intangibles	63,672	61,915
Termination of Sponsor Advisory Agreement	18,133	-
Restructuring charges	14,783	385
Loss on liquidation of foreign subsidiary	-	7,696
	339,385	275,011
Operating income	52,715	67,974

Other income (expense):
Interest expense	(66,204)	(83,948)
Loss on extinguishment of debt and write-off of deferred financing costs	(59,395)	-
Gain from a bargain purchase of a business	173	3,993
Other income (expense), net	(775)	532
Total other income (expense)	(126,201)	(79,423)

Income (loss) before income taxes	(73,486)	(11,449)
Provision (benefit) for income taxes	(38,818)	820

Net income (loss)	$(34,668)	$(12,269)

Net income (loss) per common share - basic	$(0.45)	$(0.19)

Weighted average number of common shares outstanding - basic	77,153	65,000

Aeroflex Holding Corp. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Years Ended June 30,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$(34,668)	$(12,269)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	83,459	82,696
Gain from a bargain purchase of a business	(173)	(3,993)
Acquisition related adjustment to cost of sales	998	575
Acquisition related adjustment to sales	157	125
Loss on liquidation of foreign subsidiary	-	7,696
Loss on extinguishment of debt and write-off of deferred financing costs	59,395	-
Deferred income taxes	(53,626)	(4,607)
Share-based compensation	2,254	2,076
Non - cash restructuring charges	4,860	-
Amortization of deferred financing costs	4,755	4,771
Paid in kind interest	2,434	18,089
Other, net	1,103	670
Change in operating assets and liabilities, net of effects from purchases of businesses:
Decrease (increase) in accounts receivable	(20,577)	(11,898)
Decrease (increase) in inventories	(54,993)	8,432
Decrease (increase) in prepaid expenses and other assets	(5,519)	(4,927)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	4,683	(5,385)

Net cash provided by (used in) operating activities	(5,458)	82,051

Cash flows from investing activities:
Payments for purchase of businesses, net of cash acquired	(23,717)	(19,813)
Capital expenditures	(25,957)	(21,015)
Proceeds from sale of marketable securities	10,357	8,580
Proceeds from the sale of property, plant and equipment	995	1,485
Other, net	-	(385)

Net cash provided by (used in) investing activities	(38,322)	(31,148)

Cash flows from financing activities:
Credit facility borrowings	725,000	-
Net proceeds from issuance of common stock	243,995	-
Repurchase of senior unsecured notes and senior subordinated unsecured term loans, including premiums and fees	(432,526)	-
Debt repayments	(510,923)	(5,590)
Deferred financing costs	(18,903)	-

Net cash provided by (used in) financing activities	6,643	(5,590)
Effect of exchange rate changes on cash and cash equivalents	2,752	(2,398)

Net increase (decrease) in cash and cash equivalents	(34,385)	42,915
Cash and cash equivalents at beginning of year	100,663	57,748
Cash and cash equivalents at end of year	$66,278	$100,663

	Reconciliation of GAAP Operating Income
	to Non-GAAP Operating Income
	(In thousands)
	Three Months		Year
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Operating income - GAAP	$30,031	$28,796	$52,715	$67,974
Amortization of acquired intangibles	15,966	15,388	63,672	61,915
Impact of purchase accounting adjustments	157	772	1,645	3,059
Financial sponsor fees	-	747	1,222	2,858
Restructuring costs and related pro forma savings (a)	5,253	29	21,085	385
Share-based compensation	599	513	2,254	2,076
Termination of sponsor advisory agreement	-	-	18,133	-
Non-cash loss on liquidation of foreign subsidiary	-	-	-	7,696
Other adjustments	1,199	1,612	4,118	1,360

Operating income - Non-GAAP	$53,205	$47,857	$164,844	$147,323

	Reconciliation of GAAP Net Income (Loss)
	to Non-GAAP Net Income (Loss)
	(In thousands)
	Three Months		Year
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010

Net income (loss) - GAAP	$(21,575)	$16,032	$(34,668)	$(12,269)
Amortization of acquired intangibles	15,966	15,388	63,672	61,915
Impact of purchase accounting adjustments	157	772	1,645	3,059
Financial sponsor fees	-	747	1,222	2,858
Restructuring costs and related pro forma savings (a)	5,253	29	21,085	385
Share-based compensation	599	513	2,254	2,076
Termination of sponsor advisory agreement	-	-	18,133	-
Loss on extinguishment of debt and write-off of deferred financing costs	34,217	-	59,395	-
Amortization of deferred financing costs	779	1,192	4,755	4,771
Non-cash loss on liquidation of foreign subsidiary	-	-	-	7,696
Gain from a bargain purchase of a business(b)	-	(3,993)	(173)	(3,993)
Other adjustments	1,199	1,612	4,806	1,440
Tax impact of adjustments	(6,695)	(12,831)	(70,843)	(20,494)
Net income - Non-GAAP	$29,900	$19,461	$71,283	$47,444

	Reconciliation of Net Income (Loss) to Adjusted EBITDA
	(In thousands)
	Three Months		Year
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010

Net income (loss) - GAAP	$(21,575)	$16,032	$(34,668)	$(12,269)
Interest expense	10,401	20,676	66,204	83,948
Provision (benefit) for income taxes	6,739	(4,088)	(38,818)	820
Depreciation and amortization	21,033	20,518	83,459	82,696
EBITDA	16,598	53,138	76,177	155,195

Non-cash purchase accounting adjustments	88	358	1,155	700
Financial sponser fees	-	747	1,222	2,858
Restructuring costs and related pro forma savings (a)	5,253	29	21,085	385
Share-based compensation	599	513	2,254	2,076
Termination of sponsor advisory agreement	-	-	18,133	-
Loss on extinguishment of debt and write-off of deferred financing costs	34,217	-	59,395	-
Non-cash loss on liquidation of foreign subsidiary	-	-	-	7,696
Gain from a bargain purchase of a business (b)	-	(3,993)	(173)	(3,993)
Other defined items (c)	1,105	1,559	4,450	1,213
Adjusted EBITDA	$57,860	$52,351	$183,698	$166,130

(a)
Primarily reflects costs associated with the reorganization of our European operations and consolidation of certain of our U.S. component facilities. Pro forma savings reflect the amount of costs that we estimate would have been eliminated during the fiscal year in which a restructuring occurred had the restructuring occurred as of the first day of that fiscal year.  Pro forma savings were estimated to be $6.3 million for the year ended June 30, 2011, $1.3 million of which is applicable to the three months ended June 30, 2011, $1.7 million applicable to the three months ended March 31, 2011, $1.9 million applicable to the three months ended December 31, 2010 and $1.4 million applicable to the three months ended September 30, 2010.

(b)
The gain from a bargain purchase of Willtek Communications reflects the excess of the fair value  of net assets acquired over the purchase price. The purchase price was negotiated at such a level to  be reflective of the cost of the restructuring efforts that we expected to incur at that time.

(c)
Reflects other adjustments required in calculating our debt covenant compliance. These other defined items include pro forma EBITDA for periods prior to the acquisition dates for companies acquired during our fiscal year, increase in fair value of acquisition contingent consideration liability and business acquisition expenses.